EXHIBIT 99.1


                        TELEPHONE AND DATA SYSTEMS, INC.

                        1999 EMPLOYEE STOCK PURCHASE PLAN


SECTION 1.  ESTABLISHMENT; PURPOSE; SCOPE.
            -----------------------------

                  Telephone and Data Systems, Inc. hereby establishes the Telephone and Data Systems, Inc. 1999 Employee Stock Purchase Plan to encourage and facilitate the purchase of Common Shares of the Company by Employees of the Company and certain other participating Employers. The Plan is intended to provide a further incentive for such Employees to promote the best interests of the Controlled Group and an additional opportunity to participate in its economic progress. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and provisions of the Plan shall be construed in a manner consistent with the Code.


SECTION 2.  DEFINITIONS; CONSTRUCTION.
            -------------------------

                  As used in this Plan, as of any time of reference, and unless the context otherwise requires:

                  (a) "Affiliate" means any trade or business entity which is a member of the same controlled group (as described in section 414(b) and (c) of the Code) with the Company, any organization that is a member of an affiliated service group (as described in section 414(m) of the Code) with the Company or such a trade or business, or any other entity required to be aggregated with the Company pursuant to final regulations under section 414(o) of the Code.

                  (b) "Benefits Representative" means the Benefits Department of the Company located in Middleton, Wisconsin, or such other person or persons designated by the Committee to assist the Committee with the administration of the Plan.

                  (c) "Board" means the Board of Directors of the Company as from time to time constituted.

                  (d) "Common Shares" means shares of common stock of the Company, par value $0.01 per share.

                  (e) "Company" means Telephone and Data Systems, Inc., a Delaware corporation, and any successor thereto.

                  (f) "Compensation" means an employee's "Compensation" as defined in Section 4.2(a) of the Telephone and Data Systems, Inc. Tax-Deferred Savings Plan, as amended from time to time, determined without regard to the limitation on compensation which is taken into account under such plan pursuant to section 401(a)(17) of the Code.

                  (g) "Controlled Group" means the Company and its Subsidiaries.

                  (h) "Effective Date" means July 1, 1999.

                  (i) "Eligible Employee" means any Employee, but excluding any individual who is a leased employee of an Employer (within the meaning of section 414(n) of the Code).

                  (j) "Employee" means an individual whose relationship with an Employer is, under common law, that of an employee.


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                  (k)  "Employee  Stock  Purchase  Account"  means  the  account established pursuant to Section 6(d) of the Plan to hold a Participant's payroll deduction contributions.

                  (l) "Employer" means the Company and any corporation that is a member of the Controlled Group that adopts the Plan as of the Effective Date, with the prior approval of the Company, and each corporation that is or subsequently becomes a member of the Controlled Group and adopts the Plan as of any later date, with the prior approval of the Committee.

                  (m) "Entry Date" means the Effective Date and the first day of each subsequent calendar month.

                  (n) "Fair Market Value" means the closing price of a Common Share on the American Stock Exchange for the date of determination, or if such date is not a trading day, the closing price of such share on the American Stock Exchange on the next preceding trading day.

                  (o) "Nominee" means the custodian designated by the Company for the Stock Accounts established hereunder.

                  (p) "Offering Period" means (i) the 18-month period commencing on the Effective Date and ending on December 31, 2000 and (ii) the 24-month period commencing on January 1, 2001 and ending on December 31, 2002; provided that the date on which the Plan is terminated shall be treated as the last day of an Offering Period, as described in Section 13.

                  (q) "Participant" means any Eligible Employee of an Employer who meets the eligibility requirements of Section 5(a), and has elected to participate in the Plan as described in such Section. An individual shall cease to be a Participant as of the date he or she terminates employment with his or her Employer, for whatever reason; provided, however, that the transfer of employment from an Employer (or any other Affiliate) to an Affiliate shall not be considered a termination of employment hereunder.

                  (r) "Plan" means the Telephone and Data Systems, Inc. 1999 Employee Stock Purchase Plan herein set forth, and any amendment or supplement thereto.

                  (s) "Purchase Date" means the last day of each calendar quarter in an Offering Period.

                  (t) "Purchase Period" means a quarterly period ending on a Purchase Date.

                  (u) "Purchase Price" means, with respect to a Purchase Date, 85 percent of the Fair Market Value of a Common Share determined as of such date; provided that if such price includes a fraction of a cent, the Purchase Price shall be rounded up to the next whole cent.

                  (v) "Subsidiary" means, with respect to an entity, a corporation (other than the entity) in an unbroken chain of corporations beginning with the entity if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (w) "Termination Date" means the earliest of (i) December 31, 2002, (ii) such earlier date on which the Board terminates the Plan and (iii) the Purchase Date on which all shares available for issuance under the Plan shall have been purchased by Participants under the Plan.

The masculine gender, when appearing in this Plan, shall be deemed to include the feminine gender unless the context clearly indicates to the contrary. The words "hereof," "herein," and "hereunder," and other similar compounds of the word "here," shall mean and refer to the entire Plan and not to any particular provision or section of this document.



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SECTION 3.  ADMINISTRATION.
            --------------

                  This Plan shall be administered by the 1999 Employee Stock Purchase Plan Committee (hereinafter referred to as the "Committee"), the members of which shall be individuals selected by the Board who do not satisfy the eligibility requirements of Section 5 hereunder. The Committee shall be comprised of LeRoy T. Carlson, Jr., Herbert S. Wander and Donald C. Nebergall. Subject to the express provisions hereof, the Committee shall have complete authority to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of this Plan. The Committee's determinations on the matters referred to in this paragraph shall be conclusive. No member of the Committee shall be personally liable for any decision or determination made in good faith under the Plan.


SECTION 4.  GRANT OF OPTION.
            ---------------

                  (a) For each Offering Period, each Eligible Employee shall be granted an option as of the later of (i) the first day of the Offering Period and (ii) the first Entry Date after the Eligible Employee has completed the eligibility service requirement for participation herein described in Section 5(a) hereof (such date referred to herein as the "grant date"), to purchase a number of Common Shares equal to (x) $25,000, multiplied by (y) the number of full and partial calendar years remaining in the Offering Period, divided by (z) the Fair Market Value of a Common Share on the grant date.

                  (b) Notwithstanding the foregoing, no Eligible Employee shall be granted any option for an Offering Period if, immediately after the grant of such option, the Eligible Employee would own shares (including shares which may be purchased under the Plan) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries actually issued and outstanding immediately after such grant. For purposes of the foregoing sentence, the rules of stock attribution set forth in section 424(d) of the Code shall apply in determining share ownership.


SECTION 5.  ELIGIBILITY AND PARTICIPATION.
            -----------------------------

                  (a) Any Eligible Employee of an Employer shall be eligible to participate in the Plan as of the first Entry Date following such Eligible Employee's satisfaction of the eligibility service requirement, or, if later, the first Entry Date following the date on which the Eligible Employee's Employer adopts the Plan. For purposes of this subsection, an Eligible Employee shall have satisfied the eligibility service requirement if he or she has completed at least three months of continuous service with an Employer. For the sole purpose of calculating length of service under the Plan, Employees shall be credited with service for an Employer, an Affiliate and any other member of the Controlled Group (even though such service may have been performed prior to the Company's acquisition of such member or prior to the time such Affiliate became an Affiliate). No eligibility provision hereof shall permit or deny participation in the Plan in a manner contrary to the applicable requirements of the Code and the regulations promulgated thereunder.

                  (b) As of the first Entry Date as of which an Eligible Employee is eligible to participate in the Plan as described in subsection (a) of this Section, or as of any date thereafter, an Eligible Employee may elect to become a Participant in the Plan by making an election to enroll herein, in the time and manner prescribed by the Committee. Such Eligible Employee's election shall specify his or her chosen rate of payroll deduction contributions described in Section 6, and shall authorize the Eligible Employee's Employer to withhold a portion of his or her Compensation in the amount of any such payroll deduction contributions. The Eligible Employee's election shall become effective as soon as administratively practicable after such election is received by the Benefits Representative or its designee.

                  (c) If a  Participant  is  transferred  from one  Employer  to another Employer, such transfer shall not terminate the Participant's participation in the Plan. Such transferred Participant may continue to make payroll deduction contributions under the Plan provided such Participant takes such action as the Committee may require, if any, in the time and manner prescribed by the Committee. If a Participant is transferred from an Employer to an

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Affiliate  that  is  not a  participating  Employer,  such  transfer  shall  not
terminate  the   Participant's   participation  in  the  Plan.   However,   such
Participant's payroll deduction contributions shall be suspended during such period of employment with the Affiliate. If such Participant subsequently is transferred from such Affiliate to a participating Employer, such Participant can resume making payroll deduction contributions under the Plan provided such Participant takes such action as the Committee may require, if any, in the time and manner prescribed by the Committee.

                  (d) If an individual terminates employment with all Employers and Affiliates so as to discontinue participation in the Plan, and such individual is subsequently reemployed by an Employer, such individual shall not be required again to satisfy the eligibility service requirement described in subsection (a) of this Section, but rather shall be eligible to recommence participation as of the first Entry Date after his or her date of reemployment (or as soon as administratively practicable thereafter).

                  (e) Notwithstanding anything herein to the contrary, no member of the Committee shall be eligible to participate in the Plan.


SECTION 6.  PARTICIPANT CONTRIBUTIONS.
            -------------------------

                  (a) Upon enrollment in the Plan a Participant shall elect, in the manner described in Section 5(b), a rate of payroll deduction contributions in an amount equal to a whole percentage not less than 1% and not more than 15% of such Participant's Compensation for each payroll period, beginning as soon as administratively practicable after the Entry Date as of which such Participant commences participation in the Plan.

                  (b) A Participant shall have the right from time to time to increase or decrease his or her designated rate of payroll deductions under the Plan by making an election authorizing such increase or decrease, in the time and manner prescribed by the Committee. Such election shall specify a percentage rate of payroll deduction contributions not less than 0% and not more than 15%. A Participant also may elect to withdraw from the Plan for an Offering Period, as described in Section 8. A decrease of a payroll deduction election hereunder to 0% shall not be treated as a withdrawal from the Plan for this purpose. A Participant's election to change his or her rate of payroll deductions hereunder shall become effective as soon as administratively practicable after such election is received by the Benefits Representative or its designee.

                  (c) A Participant's designated rate of payroll deductions as in effect on the last day of an Offering Period shall continue in effect during the subsequent Offering Period unless and until the Participant files a change in the rate of payroll deductions as described in subsection (b) of this Section, or elects to withdraw from participation for the Offering Period as described in Section 8.

                  (d) All payroll deductions in the possession of the Company shall be segregated from the general funds of the Company. The Committee shall cause to be established a separate Employee Stock Purchase Account on behalf of each Participant to which shall be credited his or her payroll deduction contributions made under the Plan. Such accounts shall be solely for accounting purposes, and there shall be no segregation of assets among the separate accounts. Such accounts shall not be credited with interest or other investment earnings. Each Employee Stock Purchase Account shall be restricted to the uses provided herein until such time as the Company applies the amounts credited thereto to purchase Common Shares under the Plan on behalf of Participants.


SECTION 7.  PURCHASE OF COMMON SHARES.
            -------------------------

                  (a) Subject to a Participant's right of withdrawal from the Plan for an Offering Period as described in Section 8 hereof, the balance of each Participant's Employee Stock Purchase Account shall be applied on each Purchase Date to purchase Common Shares by dividing the balance of such account as of such date by the Purchase Price of a Common Share as of such date. A Participant's purchase of Common Shares shall be rounded to the nearest one-ten thousandth of a share (or such other fractional interest prescribed by the Committee). The Participant's

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



Employee Stock Purchase Account shall be debited by the amounts applied to purchase such Common Shares, and the Participant's Stock Account shall be credited with such Common Shares.

                  (b) If the employment of an individual who is a Participant in the Plan is transferred to an Affiliate that is not an Employer, then the Participant's payroll deductions shall be suspended and the balance of the Participant's Employee Stock Purchase Account shall be applied to purchase Common Shares on the Purchase Date next occurring after the effective date of such transfer, except to the extent the individual withdraws from the Plan for the remainder of the Offering Period as described in Section 8. Upon the Participant's transfer from such Affiliate back to an Employer, the Participant may resume active participation in the Plan in the time and manner described in
Section 5(c).

                  (c) Upon termination of employment because of the Participant's retirement, the balance of the Participant's Employee Stock Purchase Account shall be applied to purchase Common Shares for the Participant as of the Purchase Date next occurring after the date of the Participant's termination of employment, unless the Participant elects, in the manner prescribed by the Committee, to withdraw from the Plan as described in Section 8 on or before the earlier of the 15th day (or such shorter period prescribed by the Committee) prior to the Purchase Date next occurring after the date of the Participant's termination of employment.

                  (d)   Upon   termination   of   employment   because   of  the
Participant's death, the balance of the Participant's Employee Stock Purchase Account, after crediting such account with payroll deductions for any Compensation due and owing, shall be applied to purchase Common Shares for the Participant's estate as of the Purchase Date next occurring after the Participant's death, unless the executor or administrator of the Participant's estate elects, in the manner prescribed by the Committee, to withdraw from the Plan as described in Section 8 on or before the 15th day (or such shorter period prescribed by the Committee) prior to the Purchase Date next occurring after the Participant's death.

                  (e) Upon termination of employment for any reason other than transfer to an Affiliate as described in subsection (b) of this Section, retirement as described in subsection (c) of this Section, or death as described in subsection (d) of this Section, the Participant's participation in the Plan shall cease and the entire balance of the Participant's Employee Stock Purchase Account shall be refunded to the Participant as soon as administratively practicable thereafter.

                  (f) Notwithstanding any provision of this Plan to the contrary, a Participant's right to purchase Common Shares during any calendar year shall be limited to the extent necessary so that the Participant's right to purchase Common Shares under this Plan and under all other employee stock purchase plans maintained by members of the Controlled Group shall not accrue at a rate in excess of $25,000 of the Fair Market Value of Common Shares (determined on the grant date) for any calendar year determined in accordance with section 423(b)(8) of the Code and regulations promulgated thereunder. Any portion of the balance of a Participant's Employee Stock Purchase Account in excess of the amount necessary to purchase shares on a Purchase Date in accordance with the foregoing limitation shall remain credited to such account and shall be available for purchase of Common Shares as of the next Purchase Date; provided, however, that if a balance remains in a Participant's Employee Stock Purchase Account as of the last Purchase Date in an Offering Period as a result of the application of the foregoing limitation, such balance shall be refunded to the Participant as soon as administratively practicable thereafter.

                  (g) Notwithstanding any provision of the Plan to the contrary, the maximum number of shares which shall be available for purchase under the Plan shall be 210,000 Common Shares, subject to adjustment as provided in
Section 11. The Common Shares to be sold under this Plan may, at the election of the Company, be treasury shares, shares originally issued for such purpose or shares purchased by the Company. In the event the amount of shares to be purchased on behalf of all Participants collectively exceeds the shares available for purchase under the Plan, the number of Common Shares to be purchased by each Participant under this Section shall be determined by multiplying the number of shares which the Participant elected to purchase on such Purchase Date by the following fraction (or by applying such other equitable adjustment on a uniform basis as may be determined by the Committee):



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        Total number of shares available for purchase on Purchase Date
        --------------------------------------------------------------
            Total number of shares elected to be purchased by all
                     Participants on Purchase Date


Any portion of the balance of a Participant's Employee Stock Purchase Account that is not applied to purchase Common Shares on a Purchase Date as a result of the foregoing adjustment shall be refunded to the Participant as soon as administratively practicable thereafter.


SECTION 8.  PARTICIPANT'S RIGHT TO WITHDRAW FOR AN OFFERING PERIOD.
            ------------------------------------------------------

                  At any time during an Offering Period, but in no event later than 15 days (or such shorter period prescribed by the Committee) prior to the last Purchase Date in the Offering Period, a Participant may elect to withdraw from participation in the Plan for such Offering Period. A withdrawal election shall be made in the time and manner prescribed by the Committee. Upon a Participant's election to withdraw from the Plan for an Offering Period pursuant to this Section, the amount credited to the Participant's Employee Stock Purchase Account shall be refunded to the Participant as soon as is administratively practicable, and such Participant's participation in the Plan for the remainder of such Offering Period shall be terminated. The Participant shall be eligible to recommence participation in the Plan as of the next Offering Period.


SECTION 9.  SUSPENSION ON ACCOUNT OF EMPLOYEE'S HARDSHIP WITHDRAWAL.
            -------------------------------------------------------

                  If a Participant makes a hardship withdrawal from the Telephone and Data Systems, Inc. Tax-Deferred Savings Plan or any other plan with a cash or deferred arrangement qualified under section 401(k) of the Code which plan is sponsored, or participated in, by any Employer, such Participant shall be suspended from making payroll deductions under this Plan for a period of twelve months from the date of such hardship withdrawal. The balance of such Participant's Employee Stock Purchase Account shall be applied to purchase Common Shares on the Purchase Date next occurring after the effective date of such hardship withdrawal, except to the extent the Participant withdraws from the Plan for the remainder of the Offering Period as described in Section 8, or discontinues participation in this Plan on account of the Participant's termination of employment. After the expiration of such twelve-month period, the Participant may resume active participation in the Plan by electing to resume making payroll deductions hereunder, in the time and manner prescribed by the Committee, unless the Participant has withdrawn from participation in the Plan as described in Section 8 for the Offering Period which contains the date of expiration of such twelve-month period.


SECTION 10.  STOCK ACCOUNT; ISSUANCE OF CERTIFICATES.
             ---------------------------------------

                  (a) A Stock Account shall be established on behalf of each Participant for whom shares are purchased under this Plan (or, if so designated by the Participant, on behalf of such Participant and one other person as such Participant may designate as joint tenants with right of survivorship).

                  (b) As of each Purchase Date, the Common Shares purchased on a Participant's behalf (including the right to fractional shares) shall be credited to the Participant's Stock Account and shall be registered in the name of the Nominee. All rights accruing to an owner of record of such Common Shares, including dividend, voting and tendering rights, shall belong to the Participant for whom such Stock Account is established (including any joint tenant or, in the case of a deceased Participant, the Participant's estate).

                  (c) The Nominee shall establish procedures pursuant to which a Participant (including any joint tenant or, in the case of a deceased
Participant, the executor or administrator of the Participant's estate) can elect that the shares credited to the Participant's Stock Account shall be registered in the name of such Participant, or in the names of such Participant and one other person as the Participant may designate as joint tenants with right of survivorship, as the case may be. Such a joint tenancy designation shall not apply to shares registered by the Participant's estate after the Participant's death. As soon as practicable after such election, certificates representing such shares shall be issued to

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



the Participant (including any joint tenant or, in the case of a deceased Participant, to the Participant's estate). The Nominee shall also establish procedures pursuant to which a Participant (or the executor or administrator of the Participant's estate) can receive a cash payment in lieu of any fractional shares credited to his or her Stock Account.


SECTION 11.  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.
             ------------------------------------------

                  (a) The existence of the Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock that affects any class of Common Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  (b) If, during the term of the Plan,  the Company shall effect
(i) a distribution or payment of a dividend on Common Shares in shares of the Company, (ii) a subdivision of outstanding Common Shares by a stock split or otherwise, (iii) a combination of the outstanding Common Shares into a smaller number of shares by a reverse stock split or otherwise, or (iv) an issuance by reclassification or other reorganization of Common Shares (other than by merger or consolidation), then each Participant shall be entitled to receive upon the purchase of shares pursuant to this Plan such shares of the Company which the Participant would have owned or would have been entitled to receive after the happening of such event had the Participant purchased Common Shares pursuant to the Plan immediately prior to the happening of such event. If any other event shall occur that, in the judgment of the Board, necessitates adjusting the Purchase Price of Common Shares, the number of Common Shares offered for purchase hereunder, or other terms of the Plan, the Board shall take any action that in its judgment shall be necessary to preserve each Participant's rights substantially proportionate to the rights existing prior to such event. To the extent that any event or action pursuant to this paragraph shall entitle
Participants to purchase additional Common Shares or other shares of the Company, the shares available under this Plan shall be deemed to include such additional Common Shares or such other shares of the Company.

                  (c) In the event of a merger of one or more corporations into the Company, or a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Participant in the Plan shall, at no additional cost, be entitled, upon his or her payment for all or part of the Common Shares purchasable by the Participant under the Plan, to receive (subject to any required action by shareholders) in lieu of the number of Common Shares which he or she was entitled to purchase, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number of Common Shares equal to the number of shares paid for by the Participant.

                  (d) If the Company is merged into or consolidated with another corporation under circumstances in which the Company is not the surviving corporation, or if the Company sells or otherwise disposes of substantially all of its assets to another corporation during the term of the Plan: (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of a right to purchase shall be entitled to receive, upon his or her payment for all or part of the Common Shares purchasable by the Participant under the Plan and receive in lieu of such shares, shares of such stock or other securities as the holders of Common Shares received pursuant to the terms of the merger, consolidation or sale; and (ii) all outstanding rights to purchase may be canceled by the Board as of the effective date of any such merger, consolidation or sale, provided that (A) notice of such cancellation shall be given to each Participant and (B) each such Participant shall have the right to purchase, during a 30-day period preceding the effective date of such merger, consolidation or sale, all or any part of the shares allocated to the Participant under the terms of the Plan.

                  (e) Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations

                                       -7-

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of the  Company  convertible  into such  shares or other  securities,  shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares then available for purchase under the Plan.


SECTION 12.  AMENDMENT OF THE PLAN.
             ---------------------

                  The Board may at any time, and from time to time, amend the Plan in any respect; provided, however, that any amendment that changes the number of shares to be reserved under the Plan (other than as provided in Section 11), or that otherwise requires stockholder approval under applicable law, shall not be effective unless stockholder approval is obtained in the time and manner prescribed by law.


SECTION 13.  TERMINATION OF THE PLAN.
             -----------------------

                  While it is intended that the Plan remain in effect until the Termination Date, the Board may terminate the Plan at any time in its discretion. Upon termination of the Plan, the Committee shall terminate payroll deductions and shall apply the balance of each Participant's Employee Stock Purchase Account to purchase Common Shares as described in Section 7 as if such termination date were a Purchase Date under the Plan and were the last day of an Offering Period. Notwithstanding the foregoing, upon termination of the Plan, a Participant may elect, in the time and manner prescribed by the Committee, to withdraw from participation in the Plan. As soon as administratively practicable after the termination of the Plan, the Committee shall refund to the Participant any amount in his or her Employee Stock Purchase Account, if any, that has not been applied to purchase Common Shares as a result of the Participant's election to withdraw from the Plan or as a result of the application of any limitation hereunder.

                  Notwithstanding any provision in the Plan to the contrary, the Plan shall automatically terminate as of the Purchase Date on which all Common Shares available for purchase under the Plan shall have been purchased by Participants under the Plan.


SECTION 14.  MISCELLANEOUS.
             -------------

                  (a) The Plan is subject to the approval of a majority of the votes cast on the matter by the stockholders of the Company within twelve months before or after its adoption by the Board.

                  (b) The right to purchase Common Shares under this Plan shall not be transferable by any Participant other than by will or the laws of descent and distribution, and must be exercisable, during his or her lifetime, only by the Participant.

                  (c) No Participant shall have rights or privileges of a stockholder of the Company with respect to shares purchasable under this Plan unless and until the Participant shall become the holder of record of one or more Common Shares.

                  (d) The Company is not obligated to repurchase any Common Shares acquired under the Plan.

                  (e) The sale and delivery of Common Shares under the Plan shall be in compliance with relevant statutes and regulations of governmental authorities, including state securities laws and regulations, and with the regulations of applicable stock exchanges.

                  (f) This Plan and all determinations made hereunder and action taken pursuant hereto shall be governed by the laws of the State of Illinois and construed in accordance therewith.

                  (g) Each Employer, by adopting the Plan, appoints the Company and the Board as its agents to exercise on its behalf all of the powers and authorities hereby conferred upon the Company and the Board by the terms

                                       -8-

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of the Plan,  including,  but not by way of  limitation,  the power to amend and terminate the Plan. The authority of the Company and the Board to act as such agents shall continue for as long as necessary to carry out the purposes of the Plan.


                                       -9-

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